Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Report”) by Intervest Mortgage Corporation (the “Company”), the undersigned, as the principal executive and principal financial officers of the Company, hereby certifies pursuant to 18 U.S.C. §. 1350, as adopted pursuant to §. 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lowell S. Dansker
Lowell S. Dansker, Chairman, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John H. Hoffmann
John H. Hoffmann, Vice President and Chief Financial Officer
(Principal Financial Officer)

April 29, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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